Exhibit 31.1

CERTIFICATION PURSUANT TO RULE 13a-14(a) UNDER THE EXCHANGE ACT

I, Robert Garrett Jr., certify that:

1.	I have reviewed this annual report on Form 10‑K/A for the fiscal year ended September 30, 2012, of Forward Industries, Inc. (“registrant”); and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 19, 2013

/s/ Robert Garrett Jr. Robert Garrett Jr. President and Chief Executive Officer (Principal Executive Officer)